UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2013

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Reverse Stock Split
In preparation for a potential listing of the common stock of Columbia Property Trust Inc. (the “Company”) on a national securities exchange, the Company's board of directors (the “Board”) approved a 4-for-1 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective on August 14, 2013 (the “Effective Date”) and will cause every four shares of the Company's common stock that are issued and outstanding as of the Effective Date to be automatically combined into one issued and outstanding share of common stock. The Board believes this share consolidation will bring the Company's estimated net asset per-share value in line with a more commonly accepted range of per-share values for publicly traded REITs, better position the Company for future trading performance, and make the Company's stock more attractive to institutional investors.
No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any fractional shares that remain after the Reverse Stock Split will be redeemed as described below under “Redemption of Fractional Shares.” The share combination will affect all shareholders uniformly and will not affect any shareholder's percentage ownership interest in the Company or any shareholder rights. In addition, the number of the Company's authorized shares of common stock will not change.
Redemption of Fractional Shares
The Board further approved the redemption of all fractional shares of the Company's common stock that remain following effectuation of the Reverse Stock Split. Each affected shareholder of record as of the close of business on August 14, 2013 will receive a cash payment equal to the fractional share held by such shareholder multiplied by $29.32 (which number is the product of the Company's estimated value per share as of September 30, 2012 multiplied by four to account for the Reverse Stock Split). The fractional share payments will be remitted to the shareholders after the Effective Date.
Quarterly Cash Distribution
The Board declared distributions for the third quarter of 2013 in the amount of $0.38 (38 cents) per share on the outstanding shares of common stock payable to shareholders of record as of September 15, 2013. This distribution is equivalent to the rate declared for the second quarter of 2013, as computed on a post-Reverse Stock Split basis by increasing the second quarter of 2013 distribution rate by a multiple of four. Such distributions will be paid in September 2013.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K contain forward-looking statements, which can generally be identified by the use of words such as “may,” “will,” “could,” “intend,” “anticipate,” “believe,” “continue,” or other similar words. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets. REIT distributions are not guaranteed, are subject to change, and may consist of return of capital, capital gains, and dividend income. Please consult a qualified tax advisor prior to implementing any tax-related strategy; Columbia Property Trust, Inc. does not render tax or legal advice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: August 7, 2013	By:	/s/ Wendy W. Gill
Wendy W. Gill
Chief Accounting Officer and Treasurer